Exhibit 1.1

EXECUTION VERSION

PAMPA ENERGÍA S.A.

(a corporation (sociedad anónima) organized under the laws of the Republic of Argentina)

86,956,525 Shares of Common Stock
in the Form of ADSs

UNDERWRITING AGREEMENT

Dated: November 24, 2015

PAMPA ENERGÍA S.A.

(a corporation (sociedad anónima) organized under the laws of the Republic of Argentina)

86,956,525 Shares of Common Stock
in the Form of ADSs

UNDERWRITING AGREEMENT

November 24, 2015

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

One Bryant Park
New York, New York 10036

Ladies and Gentlemen:

Pampa Energía S.A., a corporation (sociedad anónima) (the “Company”) organized under the laws of the Republic of Argentina (“Argentina”); Mindlin Warrants S.A., a corporation (sociedad anónima) organized under the laws of the Republic of Uruguay (“Uruguay”), wholly-owned by Marcos Marcelo Mindlin; DM Warrants S.A., a corporation (sociedad anónima) organized under the laws of the Republic of Uruguay, wholly-owned by Damián Mindlin; GMA Warrants S.A., a corporation (sociedad anónima) organized under the laws of the Republic of Uruguay, wholly-owned by Gustavo Mariani; and RT Warrants S.A. a corporation (sociedad anónima) organized under the laws of the Republic of Uruguay, wholly-owned by Ricardo Torres (Marcos Marcelo Mindlin, Damián Mindlin, Gustavo Mariani and Ricardo Torres, together, the “Guarantors,” and Mindlin Warrants S.A., DM Warrants S.A., GMA Warrants S.A. and RT Warrants S.A., together, the “Warrant Holders”), confirm their respective agreements with Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Underwriter”), with respect to (i) the issuance by the Company, the sale by the Warrant Holders and the purchase by the Underwriter, of the numbers of shares of common stock par value of one (1) Argentine peso (“Ps.” or “peso”) per share of the Company (“Common Stock”) set forth in Schedule A hereto in the form of American Depositary Shares (“ADSs”), each ADS representing 25 shares of Common Stock of the Company, which shall be delivered by the Company to the Underwriter solely in the form of ADSs, and (ii) the grant by the Warrant Holders to the Underwriter of the option described in Section 2(b) hereof to purchase all or any part of 521,739 additional ADSs. The aforesaid 86,956,525 shares of Common Stock in the form of ADSs (being hereinafter referred to as the “Initial ADSs”), to be purchased by the Underwriter and all or any part of the 13,043,475 shares of Common Stock in the form of ADSs, subject to the option described in Section 2(b) hereof (such Common Stock, in the form of ADSs, being hereinafter referred to as the “Option ADSs”) are herein called, collectively, the “Offered ADSs.” The public offering of the Offered ADSs to persons outside Argentina is referred to herein as the “Offering.”

   The Offered ADSs will be evidenced by American Depositary Receipts (“ADRs”) issued pursuant to the Amended and Restated Deposit Agreement dated August 14, 2009 (the “Deposit Agreement”), among the Company, The Bank of New York Mellon, as depositary (the “Depositary”), and the holders and beneficial owners of ADRs issued thereunder filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) as an exhibit to a registration statement (the file number 333-161066) on Form F-6 on August 5, 2009 pursuant to the U.S. Securities Act of 1933, as amended (the “Securities Act”).

 It is understood that, in order for the Underwriter to complete the Offering, (i) the Warrant Holders have granted the Underwriter a Special Power of Attorney, dated as of November 20, 2015 (the “Power of Attorney”), pursuant to which the Warrant Holders have instructed the Underwriter to exercise on their behalf the outstanding warrants representing the right to subscribe for 381,548,564 shares of Common Stock (the “Warrants”), subject to the consummation of the Offering, and (ii) the Underwriter, acting on behalf of the Warrant Holders, shall, subject to the terms and conditions set forth herein and the Power of Attorney, exercise such Warrants pursuant to a conditional notice of exercise (Notificación de Ejercicio Condicional de Opciones de Compra) and final notice of exercise (Notificación Final de Ejercicio de Opciones de Compra) (collectively, the “Warrant Exercise Notices”), as a result of which the Company shall issue 381,548,564 shares of Common Stock in the form of ADSs and deliver 86,956,525 shares of Common Stock in the form of ADSs to the Underwriter and 294,592,039 shares of Common Stock in the form of ADSs to the Warrant Holders against payment of the exercise price for the Warrants, as instructed by the Warrant Holders. The Warrant Holders shall use the net proceeds from the sale of the Initial ADSs to pay the exercise price to the Company. The Power of Attorney and the Warrant Exercise Notices are collectively referred to herein as the “Warrant Documents.”

The Warrants were issued pursuant to (1) an Opportunities Assignment Agreement, dated September 27, 2006, among the Company and each of the Guarantors, as amended by the First Amendment to the Opportunities Assignment Agreement, dated September 28, 2007, as further amended by the Second Amendment to the Opportunities Assignment Agreement, dated April 16, 2009 (together, the “Opportunities Assignment Agreement”), (2) Warrant Agreements among the Company and each of the Guarantors for the issue of warrants of common shares of the Company, as amended by the First Amendments to the Warrant Agreements, dated September 28, 2007, as further amended by the Second Amendments to the Warrant Agreements, dated June 6, 2008, and as further amended by the Third Amendments to the Warrant Agreements, dated April 16, 2009 (together, the “Warrant Agreements”), (3) Restated Agreements for Issue of Warrants on Common Shares of Pampa Energía S.A., issued by Pampa Energía S.A. to the Warrant Holders on April 16, 2009, as signed by each Guarantor (the “Agreements for Issue of Warrants,” and together with the Opportunities Assignment Agreement, Warrant Agreements, and Agreement for Issue of Warrants, the “Underlying Warrant Agreements”). The Guarantors assigned the Warrants to the Warrant Holders as capital contributions on July 16, 2008.

The Company, the Guarantors and the Warrant Holders understand that the Underwriter proposes to make an Offering of the Offered ADSs as soon as the Underwriter deems advisable after this Agreement has been executed and delivered.

In order to make payment of the exercise price on the Warrants in pesos in accordance with the Warrant Agreements, the Warrant Holders have requested affiliates of the Underwriter to purchase U.S. dollar-denominated bonds of the Argentine government in the U.S. and sell them in Argentina for pesos pursuant to customary documentation forms of such affiliates, as described in the General Disclosure Package and the Prospectus (the “BODEN Transactions,” and the documents relating thereto, the “BODEN Documents”).

The Company has prepared and filed with the Commission an automatic shelf registration statement on Form F-3 (File No. 333-161066) covering the public offering and sale of shares of Common Stock, including the Offered ADSs, under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which automatic shelf registration statement became effective under Rule 462(e) under the 1933 Act Regulations (“Rule 462(e)”). Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto to such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 6 of Form F-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the 1933 Act Regulations (“Rule 430B”), is referred to herein as the “Registration Statement;” provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Offered ADSs, which time shall be considered the “new effective date” of such registration statement with respect to the Offered ADSs within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 6 of Form F-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to the Rule 430B. Each preliminary prospectus used in connection with the Offering, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 6 of Form F-3 under the 1933 Act, are collectively referred to herein as a “preliminary prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus relating to the Offered ADSs in accordance with the provisions of Rule 424(b) under the 1933 Act Regulations (“Rule 424(b)”). The final prospectus, in the form first furnished or made available to the Underwriter for use in connection with the Offering, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 6 of Form F-3 under the 1933 Act, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system)(“EDGAR”).

As used in this Agreement:

“Applicable Time” means 5:00 P. M., New York City time, on November 24, 2015 or such other time as agreed by the Warrant Holders and the Underwriter.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the most recent preliminary prospectus (including any documents incorporated therein by reference) that is distributed to investors prior to the Applicable Time and the information included on Schedule C-1 hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Offered ADSs that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Offered ADSs or of the Offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433), as evidenced by its being specified in Schedule C-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration

Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “1934 Act”), incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement; and all uses of the term “including” shall be deemed to mean “including, without limitation.”

SECTION 1.    Representations and Warranties.

(a)        Representations and Warranties by the Company. The Company represents and warrants to the Underwriter as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agrees with the Underwriter, as follows:

(i)    Registration Statement and Prospectuses. The Company meets the requirements for use of Form F-3 under the 1933 Act. The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, files reports with the Commission on the EDGAR System and has timely filed all reports required to be filed by it pursuant thereto and thereon for purposes of being eligible to use Form F-3 in connection with the Offering. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and the Offered ADSs have been and remain eligible for registration by the Company on such automatic shelf registration statement. Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post‑effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and at each deemed effective date with respect to the Underwriter pursuant to Rule 430B(f)(2) under the 1933 Act Regulations, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriter for use in connection with the Offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”).

(ii)    Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in (i) the second sentence of the third paragraph under the heading “Underwriting,” (ii) the first paragraph under the subheading “Underwriting–Commissions,” (iii) the subheading “Underwriting–Electronic Distribution,” and (v) the subheading “Underwriting–Price Stabilization and Short Positions,” in each case, contained in the Prospectus (collectively, the “Underwriter Information”).

(iii)    (i) A registration statement (file number 333-161066) in respect of the ADSs on Form F‑6 has become effective pursuant to the rules and regulations of the Commission (such registration statement, including all exhibits thereto, being hereinafter referred to as the “F-6 Registration Statement”); (ii) no stop order suspending the effectiveness of the F-6 Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission; (iii) the F-6 Registration Statement complies and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission; and (iv) the F-6 Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading.

(iv)    Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus contains information that conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. Any offer that is a written communication relating to the Offered ADSs made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 under the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule

163, including the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

(v)    Well-Known Seasoned Issuer. (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Warrant Holders or any person acting on their behalf (within the meaning, for this clause only, of Rule 163(c) under the 1933 Act) made any offer relating to the Offered ADSs in reliance on the exemption of Rule 163 under the 1933 Act, and (D) as of the Applicable Time, the Company was and is a “well-known seasoned issuer” (as defined in Rule 405).

(vi)    Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Warrant Holders or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Offered ADSs and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rules 164, 405 and 433 of the 1933 Act, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(vii)    Independent Accountants. The accountants who certified the financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Company Accounting Oversight Board.

(viii)    Financial Statements; Non-GAAP Financial Measures. The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board and the accounting rules of the Argentine Comisión Nacional de Valores (“CNV”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable.

(ix)    No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(x)    Due Organization of the Company. The Company has been duly organized and is validly existing as a corporation (sociedad anónima) under the laws of Argentina and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement, the Deposit Agreement, the Warrant Documents and the Underlying Warrant Agreements; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(xi)    Due Organization of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non‑assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only Subsidiaries of the Company are the subsidiaries listed on Exhibit 8.1 to the Form 20-F filed by the Company with the Commission on May 12, 2015 (File No. 001‑34429).

(xii)    Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus in the column entitled “As of September 30, 2015 (unaudited)” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus). The outstanding shares of capital stock of the Company, including the Offered ADSs, have been duly authorized and are in compliance with Argentine laws, rules and regulations (including any requirements of the CNV and the Mercado de Valores de Buenos Aires (the “MERVAL”), and validly issued and are fully paid and non‑assessable. None of the outstanding shares of capital stock of the Company, including the Offered ADSs, were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(xiii)    Authorization of Agreements. Each of this Agreement and the Underlying Warrant Agreements has been duly authorized, executed and delivered by the Company and each is a valid and legally binding agreement of the Company enforceable in accordance with its terms. The Company has full right, power and authority to perform its obligations under this Agreement and the Underlying Warrant Agreements.

(xiv)    Validity of Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Depositary, constitutes a valid and legally binding agreement of the Company enforceable in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general application relating to or affecting creditors’ rights and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). Upon execution and delivery by the Depositary of the ADRs evidencing the Offered ADSs against deposit of the shares of Common Stock in respect thereof in accordance with the provisions of the Deposit Agreement and upon payment by the Underwriter for the Offered ADSs evidenced thereby in accordance with the provisions of this Agreement, such Offered ADSs evidenced by such ADRs will be duly and validly issued, and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement. The Deposit Agreement and the Offered ADSs conform in all material respects to the descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no limitations on the rights of holders of Common Stock, Offered ADSs or ADRs evidencing the Offered ADSs to hold or vote or transfer their respective securities.

(xv)    Authorization and Description of Common Stock. The shares of Common Stock underlying the Offered ADSs have been duly authorized for issuance and sale to the Underwriter pursuant to the Warrant Documents, the Underlying Warrant Agreements and this Agreement, and, when issued and delivered by the Company pursuant to this Agreement, the Warrant Documents and the Underlying Warrant Agreements against payment of the consideration set forth herein and therein, will be validly issued and fully paid and non‑assessable; and the issuance of the Common Stock is not subject to the preemptive or other similar rights of any securityholder of the Company. The Common Stock conforms to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same. No holder of Common Stock will be subject to personal liability by reason of being such a holder.

(xvi)    Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement.

(xvii)    Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (A) in violation of its charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (including any requirements of the CNV, MERVAL, the Ente Nacional Regulador de la Electricidad (“ENRE”) and the Banco Central de la República Argentina (the “Central Bank”)) (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement, the Deposit Agreement and the Underlying Warrant Agreements and the consummation of the transactions contemplated herein, therein, and in the General Disclosure Package and the Prospectus (including the issuance and sale of the Offered ADSs and the use of the proceeds from the exercise price of the Warrants as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder and under the Deposit Agreement and the Underlying Warrant Agreements have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws or similar organizational document of the Company or any of its subsidiaries or any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xviii)    Absence of Labor Dispute. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(xix)    Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the best knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which could reasonably be expected to have a Material Adverse Effect, or which could reasonably be expected to materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement, the Deposit Agreement, the Underlying Warrant Agreements, the General Disclosure Package or the Prospectus or the performance by the Company of its obligations hereunder, thereunder.

(xx)    Accuracy of Exhibits. There are no material contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(xxi)    Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder, under the Deposit Agreement or the Underlying Warrant Agreements, in connection with the Offering (including approval from CNV to publicly sell all Common Stock exercisable pursuant to the

Warrants), issuance or sale of the Offered ADSs hereunder, the consummation of the transactions contemplated by this Agreement, the Deposit Agreement or the Underlying Warrant Agreements, or in the General Disclosure Package or the Prospectus, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the New York Stock Exchange (“NYSE”), state securities laws, the rules of Financial Industry Regulatory Authority, Inc. (“FINRA”) or the rules of the CNV or the MERVAL.

(xxii)    Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxiii)    Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (B) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement, the General Disclosure Package or the Prospectus, are in full force and effect, and neither the Company nor any such subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxiv)    Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know‑how (including trade secrets and other unpatented and/or unpatented proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xxv)    Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxvi)    Accounting Controls and Disclosure Controls. The Company and each of its subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13‑a15 and 15d‑15 under the 1934 Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and each of its subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a‑15 and Rule 15d‑15 under the 1934 Act Regulations) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxvii)    Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the Company’s best knowledge after due inquiry, on the part of any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxviii)    Payment of Taxes. Except in each case as described in the Registration Statement, the General Disclosure Package and the Prospectus or as would not, singly or in the aggregate, have a Material Adverse Effect, each of the Company and its subsidiaries has filed all tax returns that are required to be filed or has requested extensions thereof, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith and with respect to which adequate reserves have been provided in accordance with IFRS. The Company has made adequate charges, accruals and reserves in accordance with IFRS in the applicable financial statements in respect of all material U.S., Argentine and other foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

(xxix)    Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of its subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus.

(xxx)    Investment Company Act. The Company is not required, and upon the issuance and sale of the Offered ADSs as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxxi)    Absence of Manipulation. Neither the Company nor, to the Company’s best knowledge after due inquiry, any affiliate of the Company has taken, nor will the Company take, directly or indirectly, any action designed to or that constituted or that would reasonably be expected to cause or result in, under the 1934 Act (including Regulation M) or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered ADSs.

(xxxii)    Foreign Corrupt Practices Act. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxiii)   Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with (1) applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, (2) applicable requirements in Argentina in connection with the Money Laundering Law No. 25,246, as amended, Decrees No. 169/2001 and 1500/2001, the Resolutions of the Financial Information Unit, Communications of the Central Bank, the rules of the CNV and any amendments thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Argentine Governmental Entity and (3) the money laundering statutes of all other jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (the foregoing clauses (1), (2) and (3), collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxxiv)   Office of Foreign Assets Control. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Offered ADSs, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(xxxv)   Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of the Underwriter and (ii) does not intend to use any of the proceeds from the exercise price of the Warrants to repay any outstanding debt owed to any affiliate of the Underwriter.

(xxxvi)   Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xxxvii)  No Approvals Required for Distributions. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, no approvals are currently required in Argentina in order for the Company to pay dividends, interest on shareholders’ equity or other distributions declared by the Company to the holders of Common Stock, including the Depositary; and, except as described in the Registration Statement, the General Disclosure Package and the Prospectus under current laws and regulations of Argentina and any political subdivision thereof, any amounts payable with respect to the Common Stock upon liquidation of the Company or upon redemption thereof and dividends, interest on shareholders’ equity and other distributions declared and payable on the Common Stock may be paid by the Company to the Depositary in Pesos that may be converted into foreign currency and freely transferred out of Argentina, provided, however, that the Company does not make any representation or warranty in connection with decisions of the Central Bank as to make foreign currency available to the Depositary through the “Mercado Único y Libre de Cambios” or otherwise. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, no such payments made to holders thereof or therein who are non‑residents of Argentina are subject to income, withholding or other taxes under laws and regulations of Argentina or any political subdivision or taxing authority thereof or therein, and, except as described in the Registration Statement, the General Disclosure Package and the Prospectus, such payments will otherwise be free and clear of any other tax, duty, withholding or deduction in Argentina or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Argentina or any political subdivision or taxing authority thereof or therein.

(xxxviii)   Validity of Warrants. The transfer and assignment of the Warrants from the Guarantors to the Warrant Holders and the exercise of the Warrants by the Underwriter on behalf of the Warrant Holders pursuant to the Power of Attorney and the Warrant Exercise Notices complies in all respects with the terms of the Underlying Warrant Agreements and is valid and legally binding in all respects under the laws of Argentina and Uruguay, as applicable. The exercise of the Warrants as contemplated by the terms of the Power of Attorney, the Warrant Exercise Notices and Underlying Warrant Agreements is valid and legally binding in all respects under the laws of Argentina and Uruguay, as applicable.

(xxxix)   Not Subject to Argentine Taxation. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Underwriter nor the non‑Argentine holders of Common Stock or Offered ADSs will be deemed resident, domiciled, carrying on business or subject to taxation in Argentina solely (i) with regards to the Underwriter, by virtue of the execution, delivery, performance or enforcement of this Agreement, the Warrant Documents or the Underlying Warrant Agreements, or the transfer of, assignment of, receipt of, or receipt or making of payment with respect to, Common Stock or ADSs in connection herewith or therewith, other than a court tax of 3% of the amount in controversy imposed with respect to the initiation of any judicial proceeding to enforce this Agreement in the City of Buenos Aires; and (ii) with regards to the non-Argentine holders of Common Stock or Offered ADSs, by virtue of the ownership or transfer of the Common Stock or Offered ADSs or the receipt of payment for dividends or other distributions thereon.

(xl)    No Immunity. The Company and its subsidiaries are subject to civil and commercial law and to suit, and neither the Company, nor its subsidiaries, nor any of its or their properties or assets has any right of immunity, on any grounds, from any action, suit or proceeding, from the giving of any relief in any such action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Argentine or U.S. federal or New York state court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or from other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter arising out of or relating to this Agreement, the Deposit Agreement, the Warrant Documents or the Underlying Warrant Agreements; provided, however, that, according to the certain concessions of subsidiaries of the company and current interpretation of Argentine law, the certain assets that are essential to the provision of the public service are not subject to mortgage, pledge or any kind of attachment, whether preliminary or in aid of execution, or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to such subsidiary or its property and assets or this Agreement or the Deposit Agreement or any of the ADSs or actions to enforce judgments in respect thereof.

(xli)    Passive Foreign Investment Company. After giving effect to the offering and sale of the Offered ADSs and the application of the proceeds from the exercise price of the Warrants as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company does not expect to be a “passive foreign investment company” as defined in Section 1297 of the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, for the taxable year ended December 31, 2015, and the Company does not expect to become a passive foreign investment company in the reasonably foreseeable future.

(xlii)    Related Parties. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, no material indebtedness (actual or contingent) and no contract or arrangement material to the Company is outstanding between the Company and any director or executive officer of the Company, any spouse, infant or child of such director or executive officer, or any company or undertaking in which such director or officer holds a controlling interest. There are no relationships or transactions between the Company, on the one hand, and its affiliates, officers and directors or their shareholders, customers or suppliers, on the other hand, that, although required to be disclosed, are not disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(xliii)    Taxes. There are no stamp, documentary, registration or other issuance or transfer taxes or duties or other similar fees or charges (together, “Taxes”) required to be paid by or on behalf of the Underwriter to the government of Argentina or any political subdivision or taxing authority thereof on or in connection with (1) the issuance of the Common Stock by the Company, (2) the deposit with the Depositary of shares of Common Stock by the Company against the issuance of ADSs evidencing the Common Stock, (3) the sale, transfer and delivery by the Company of the Common Stock to or for the account of the Underwriter in the manner contemplated by this Agreement and the Warrant Documents, (4) the sale and delivery outside Argentina by the Underwriter of the Offered ADSs to the initial purchasers thereof in the manner contemplated by this Agreement, (5) the transfer of shares of Common Stock by the Underwriter to the Warrant Holders in the manner contemplated by the Warrant Documents, (6) the execution, delivery and performance of this Agreement, the Warrant Documents and any related documents, or (7) any payment to be made pursuant to this Agreement, the Warrant Documents and the Underlying Warrant Agreements.

(xliv)    Choice of Law; Submission to Jurisdiction. The choice of laws of the State of New York as the governing law of this Agreement and the Deposit Agreement is a valid choice of law under the laws of Argentina and will be honored by the courts of Argentina. The submission by the Company to the jurisdiction of the U.S. federal or New York state courts identified in Section 17 of this Agreement constitute valid and legally binding obligations of the Company, and service of process effected in the manner set forth in this Agreement, assuming validity under the laws of the State of New York, will be effective, insofar as Argentine law is concerned, to confer valid personal jurisdiction over the Company.

(xlv)    Enforcement of Foreign Judgments. Pursuant to the terms of this Agreement and the Deposit Agreement, the Company has agreed to submit to the jurisdiction of any New York state or federal court in the City of New York in which the relevant suit or proceeding may be instituted. The enforcement of foreign judgments will be recognized by the Argentine Courts provided that the requirements of Article 517 of the Civil and Commercial Procedure Code

(approved by Law No. 17,454 as amended by Law No. 22,434) are met, as follows: (a) the judgment, which must be final in the jurisdiction where rendered, was issued by a court competent in accordance with Argentine laws regarding conflict of laws and jurisdiction and resulted from (i) a personal action or (ii) an in rem action with respect to property which was transferred to Argentina during or after the prosecution of the foreign action; (b) the defendant against whom enforcement of the judgment is sought was personally served with the summons, and in accordance with due process of law, was given an opportunity to defend against the foreign action; (c) the judgment must be valid in the jurisdiction where rendered and its authenticity must be established in accordance with the requirements of Argentine law; (d) the judgment does not violate the principles of public policy of Argentine law; and (e) the judgment is not contrary to a prior or simultaneous judgment of an Argentine court.

(xlvi)    No Integration. The Company has not sold or issued any shares of its share capital during the six month period preceding the date hereof, including any sales pursuant to Rule 144A under, or under Regulation D or Regulation S of, the Securities Act, that will be integrated with the sale of the Offered ADSs.

(xlvii)    Material Contracts. There are no material contracts or documents that are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that have not been so described in all material respects or filed as required. Neither of the Company nor any of its subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any subsidiary or, to the best of the Company’s knowledge, any other party to any such contract or agreement, except where such termination or non-renewal would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

(xlviii)   Off-Balance Sheet Transactions. There are no material off-balance sheet transactions that have not been described in the Registration Statement, the General Disclosure Package and the Prospectus.

(xlix)    Proper Legal Form. This Agreement, the Deposit Agreement, the Warrant Documents and the Underlying Warrant Agreements, upon the due execution and delivery thereof, were or will be in proper legal form under the laws of Argentina for the enforcement thereof in Argentina against the Company and it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement, the Deposit Agreement, the Warrant Documents or the Underlying Warrant Agreements in Argentina or any political subdivision thereof that it be filed or recorded or enrolled with any court or authority in Argentina or any political subdivision thereof or that any Tax be paid in Argentina or any political subdivision thereof.

(l)         MERVAL and CNV. As of the date hereof, the Common Stock of the Company outstanding prior to the issuance of the Offered ADSs is, and as of the Closing Time, the Common Stock underlying the Offered ADSs will have been, duly listed and admitted for trading on the MERVAL, and the Company is admitted to the public offering regime by the CNV.

(li)        Argentine Legal Matters. The statements included in the Registration Statement, the General Disclosure Package and the Prospectus, describing the laws, regulations and rules of Argentina, including Argentine tax laws, and legal conclusions with respect thereto, fairly and accurately summarize the matters referred to therein in all material respects.

(lii)    Forward-Looking Statements. No forward-looking statement (with the meaning to Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the General Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(liii)    Foreign Private Issuer. The Company is a “foreign private issuer” (as defined in Rule 3b 4(c) under the Exchange Act).

(b)        Representations and Warranties by the Guarantors and Warrant Holders. Each Guarantor and Warrant Holder represents and warrants to the Underwriter as of the date hereof, as of the Applicable Time, as of the Closing Time and, if the Option ADSs are sold hereunder, as of each such Date of Delivery, and agrees with the Underwriter, as follows:

(i)    Accurate Disclosure. Neither the General Disclosure Package nor the Prospectus or any amendments or supplements thereto includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, however, that the representations and warranties in this Section 2(b)(i) shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with Underwriter Information furnished to the Company or any Warrant Holder; entry by such Guarantor or Warrant Holder, as the case may be, into the Warrant Documents and this Agreement, and consummation by such Guarantor or Warrant Holder, as the case may be, of the transactions contemplated by the Warrant Documents and by this Agreement, is not prompted by any material non-public information concerning the Company or any of its subsidiaries.

(ii)    Authorization. Each of this Agreement, the Warrant Documents, the Underlying Warrant Agreements and the BODEN Documents has been duly authorized, executed and delivered by or on behalf of such Guarantor or Warrant Holder, as the case may be, and each is a valid and legally binding agreement of such Guarantor or Warrant Holder, as the case may be, enforceable in accordance with its terms. Such Guarantor or Warrant Holder, as the case may be, has full legal right, power and capacity, and all authorizations and approvals required by law, to (1) enter into this Agreement, the Warrant Documents, the Underlying Warrant Agreements and the BODEN Documents and consummate the transactions contemplated herein, therein, and in the General Disclosure Package and the Prospectus, (2) sell, assign, transfer, deliver and receive Common Stock, ADSs and Warrants in the manner provided in this Agreement, the Warrant Documents, the Underlying Warrant Agreements and the BODEN Documents and (3) make the representations, warranties and agreements made by such Guarantor or Warrant Holder, as the case may be, herein and therein.

(iii)    Noncontravention. The execution and delivery of this Agreement, the Warrant Documents and the BODEN Documents and the sale and delivery of the Warrants and the Offered ADSs to be exercised and sold by the Underwriter on behalf the Warrant Holders and the consummation of the transactions contemplated herein, therein, and in the General Disclosure Package and the Prospectus, and compliance by such Guarantor or Warrant Holder, as the case may be, with its obligations hereunder and under the Warrant Documents, the Underlying Warrant Agreements and the BODEN Documents do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Warrants or the Offered ADSs to be sold by the Warrant Holder pursuant to any contract (including the Underlying Warrant Agreements and the BODEN Documents), indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Warrant Holder, as the case may be, is a party or by which such Guarantor or Warrant Holder, as the case may be, may be bound, or to which any of the property or assets of such Guarantor or Warrant Holder, as the case may be, is subject, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of such Guarantor or Warrant Holder, as the case may be, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Guarantor or Warrant Holders, as the case may be, or any of its properties, except for such conflicts, breaches, violations or impositions which would not have a Material Adverse Effect.

(v)    Valid Title. Such Warrant Holder has, and at the Closing Time and each date of delivery will have, valid title to the Warrants and shares of Common Stock underlying the Offered ADSs to be transferred or sold by such Warrant Holder, as the case may be, free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Deposit Agreement, the Warrant Documents and the Underlying Warrant Agreements and to sell, transfer and deliver the Warrants and the Offered ADSs to be transferred or sold by such Warrant Holder.

(vii)    Absence of Manipulation. Such Guarantor or Warrant Holder, as the case may be, has not taken, and will not take, directly or indirectly, any action which is designed to or which constituted or would be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered ADSs.

(viii)    Absence of Further Requirements. No filing with, or consent, approval, authorization, order, registration, qualification or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency, domestic or foreign, is necessary or required for the performance by such Guarantor or Warrant Holder, as the case may be, of its obligations hereunder, under the Warrant Documents, the Underlying Warrant Agreements or the BODEN Documents, or in connection with the exercise and delivery of the Warrants exercised to permit the creation of the Offered ADSs hereunder or the consummation of the transactions contemplated by this Agreement, the Warrant Documents, the Underlying Warrant Agreements, the BODEN Documents, the General Disclosure Package and the Prospectus, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the NYSE, state securities laws of any jurisdiction, the rules of FINRA, or the rules of the CNV (including registration of shares of Common Stock underlying the ADSs to be issued pursuant to the exercise of the Warrants) of or the MERVAL, or any laws of jurisdictions outside of Argentina and the United States in which the Offered ADSs are offered and sold.

 (ix)    No Registration or Other Similar Rights. Such Guarantor or Warrant Holder, as the case may be, does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the Offering.

(x)    No Free Writing Prospectuses. Such Guarantor or Warrant Holder, as the case may be, has not prepared or had prepared on its behalf or used or referred to, any “free writing prospectus” (as defined in Rule 405), and has not distributed any written materials in connection with the exercise of the Warrants or the offer and sale of the Offered ADSs.

(xi)    No Association with FINRA. Neither such Guarantor or Warrant Holder, as the case may be, nor any of their respective affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with any member firm of FINRA or is a person associated with a member (within the meaning of the FINRA By-Laws) of FINRA.

(xii)    Validity of Warrants. The transfer and assignment of the Warrants from the Guarantors to the Warrant Holders and the exercise of the Warrants by the Underwriter pursuant to the Power of Attorney and the Warrant Exercise Notices complies in all respects with the terms of the Underlying Warrant Agreements and is valid and legally binding in all respects under the laws of Argentina and Uruguay, as applicable. The exercise of the Warrants as contemplated by the terms of the Warrant Documents and Underlying Warrant Agreements is valid and legally binding in all respects under the laws of Argentina and Uruguay, as applicable.

(xiii)    Choice of Law; Submission to Jurisdiction.

(a)    With respect to the Guarantors, the choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of Argentina and will be honored by the courts of Argentina. The submission by the Guarantors to the jurisdiction of the U.S. federal or New York state courts identified in Section 17 of this Agreement constitute valid and legally binding obligations of the Guarantors, and service of process effected in the manner set forth in this Agreement, assuming validity under the laws of the State of New York, will be effective, insofar as Argentine law is concerned, to confer valid personal jurisdiction over the Guarantors.

(b)    With respect to the Warrant Holders, the choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of Uruguay and will be honored by the courts of Uruguay. The submission by the Warrant Holder to the jurisdiction of the U.S. federal or New York state courts identified in Section 17 of this Agreement constitute valid and legally binding obligations of the Warrant Holder, and service of process effected in the manner set forth in this Agreement, assuming validity under the laws of the State of New York, will be effective, insofar as Uruguayan law is concerned, to confer valid personal jurisdiction over the Warrant Holder.

(xiv)    Enforcement of Foreign Judgments.

(a)    Pursuant to the terms of this Agreement, such Guarantor has agreed to submit to the jurisdiction of any state or federal court in the state of New York in which the relevant suit or proceeding may be instituted. The enforcement of foreign judgments will be recognized by the Argentine courts provided that the requirements of Article 517 of the Civil and Commercial Procedure Code (approved by Law No. 17,454 as amended by Law No. 22,434) are met, as follows: (a) the judgment, which must be final in the jurisdiction where rendered, was issued by a court competent in accordance with Argentine laws regarding conflict of laws and jurisdiction and resulted from (i) a personal action or (ii) an in rem action with respect to property which was transferred to Argentina during or after the prosecution of the foreign action; (b) the defendant against whom enforcement of the judgment is sought was personally served with the summons, and in accordance with due process of law, was given an opportunity to defend against the foreign action; (c) the judgment must be valid in the jurisdiction where rendered and its authenticity must be established in accordance with the requirements of Argentine law; (d) the judgment does not violate the principles of public policy of Argentine law; and (e) the judgment is not contrary to a prior or simultaneous judgment of an Argentine court.

(b)        Pursuant to the terms of this Agreement, such Warrant Holder has agreed to submit to the jurisdiction of any state or federal court in the state of New York in which the relevant suit or proceeding may be instituted. The enforcement of foreign judgments will be recognized by the Uruguayan courts.

(xvii)    Proper Legal Form.

(a)        This Agreement, the Warrant Documents, the Underlying Warrant Agreements and the BODEN Documents, upon the due execution and delivery thereof, were or will be in proper legal form under the laws of Argentina for the enforcement thereof in Argentina against such Guarantors and it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement, the Warrant Documents, the Underlying Warrant Agreements or the BODEN Documents in Argentina or any political subdivision thereof that it be filed or recorded or enrolled with any court or authority in Argentina or any political subdivision thereof or that any Tax be paid in Argentina or any political subdivision thereof.

(b)        This Agreement, the Warrant Documents, the Underlying Warrant Agreements and the BODEN Documents upon, the due execution and delivery thereof, were or will be in proper legal form under the laws of Uruguay for the enforcement thereof in Uruguay against the Warrant Holder and it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement, the Warrant Documents, the Underlying Warrant Agreements or the BODEN Documents in Uruguay or any political subdivision thereof that it be filed or recorded or enrolled with any court or authority in Uruguay or any political subdivision thereof or that any Tax be paid in Uruguay or any political subdivision thereof.

(c)        Officer’s Certificates. Any certificate signed by any officer of the Company delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of any Warrant Holder as such and delivered to the Underwriter or to counsel for the Underwriter pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Warrant Holder to the Underwriter as to the matters covered thereby.

SECTION 2.    Sale and Delivery to Underwriter; Closing.

(a)        Initial ADSs. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each Warrant Holder agrees to sell to the Underwriter, following its exercise of Warrants pursuant to the Warrant Documents, and the Underwriter agrees to purchase from the Warrant Holders, at the price per ADS set forth in Schedule A, net of all reimbursements, costs and expenses pursuant to Section 4(a), the number of Initial ADSs set forth in Schedule A opposite its name, subject, in each case, to such adjustments the Underwriter in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b)        Option ADSs. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Warrant Holders hereby grants an option to the Underwriter to purchase up to an additional 521,739 ADSs, as set forth in Schedule B, at the price per ADS set forth in Schedule A, net of all reimbursements, costs and expenses pursuant to Section 4(a), less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial ADSs but not payable on the Option ADSs. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Underwriter to the Warrant Holders setting forth the number of Option ADSs as to which the several Underwriter are then exercising the option and the time and date of payment and delivery for such Option ADSs. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Underwriter, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option ADSs, the Underwriter will purchase the number of Initial ADSs set forth in Schedule A opposite its name, subject, in each case, to such adjustments as the Underwriter in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

(c)        Payment. Payment of the purchase price for, and delivery of certificates or security entitlements for, the Initial ADSs shall be made at the offices of Simpson, Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York, 10017, or at such other place as shall be agreed upon by the Underwriter, the Company and the Warrant Holders, at 9:00 A.M. (New York City time) on the third (fourth, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter, the Company and the Warrant Holders (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option ADSs are purchased by the Underwriter, payment of the purchase price for, and delivery of, such Option ADSs shall be made at the above‑mentioned offices, or at such other place as shall be agreed upon by the Underwriter and the Company and the Warrant Holders, on each Date of Delivery as specified in the notice from the Underwriter to the Company and the Warrant Holders. The purchase price for the Option ADSs will be paid by the Underwriter in U.S. dollars.

Payment shall be made to the Company and the Warrant Holders by wire transfer of immediately available funds (or, with respect to the Warrant Holders, at their option, securities) to bank (or securities) account(s) designated by the Company (in the case of payment to the Company) or the Warrant Holders (in the case of payment to the Warrant Holders) against delivery to the Underwriter for the account of the Underwriter of certificates or security entitlements for the Offered ADSs to be purchased by it.

SECTION 3.    Covenants of the Company, the Guarantors and the Warrant Holders. The Company and each Guarantor and Warrant Holder covenants with the Underwriter as follows:

(a)        Compliance with Offered ADSs Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B, and will notify the Underwriter immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Offered ADSs for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement, (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the Offering and (vi) until completion of the Offering, of any and all communications between (x) any of the Company, the Guarantors, the Warrant Holders, on the one hand, and (y) either of CNV and MERVAL, on the other hand. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension (whether by U.S. or Argentine Governmental Entities) and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment. The Warrant Holders shall pay the required filing fees of the Commission relating to the Offered ADSs within the time required by Rule 456(b)(1)(i) under the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(b)        Continued Compliance with U.S. and Argentine Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and all applicable securities laws, rules and regulations of Argentina so as to permit the completion of the distribution of the Offered ADSs as contemplated in this Agreement, the Deposit Agreement, the Warrant Documents and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Offered ADSs is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Offered ADSs, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriter or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will, subject to Section 3(a), promptly (A) give the Underwriter notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Underwriter with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Underwriter or counsel for the Underwriter shall object. The Company will furnish to the Underwriter such number of copies of such amendment or supplement as the Underwriter may reasonably request. The Company has given the Underwriter notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Underwriter notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Underwriter or counsel for the Underwriter shall reasonably object.

(c)        Delivery of Registration Statements. The Company has furnished or will deliver to the Underwriter and counsel for the Underwriter, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriter, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for the Underwriter. The copies of the Registration Statement and each amendment thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S‑T.

(d)        Delivery of Prospectuses. The Company has delivered to the Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to the Underwriter, without charge, during the period when a prospectus relating to the Offered ADSs is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S‑T.

(e)        Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriter, to qualify the Offered ADSs for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriter may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Offered ADSs; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f)        Reporting Requirements. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriter the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act. The Company will file any documents or reports with respect to the Common Stock and ADSs required to be filed with the CNV, the MERVAL, the Commission and the NYSE in the time period required for such filing.

(g)        Use of Proceeds. The Company will use the net proceeds received by it from the exercise price of the Warrants in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(h)        Listing. The Company will effect and maintain the listing of the Offered ADSs on the NYSE and of the underlying shares of Common Stock on the MERVAL.

(i)         DTC. The Company will use its best efforts in cooperation with the Underwriter to permit the Offered ADSs to be eligible for clearance and settlement through The Depository Trust Company (“DTC”).

(j)         Deposit Agreement. The Company will (1) comply with the Deposit Agreement so as to permit ADRs evidencing the Offered ADSs to be executed and delivered by the Depositary to the Underwriter for its account at closing of the purchase of the Initial ADSs and Option ADSs, as the case may be and (2) furnish to the Depositary and to holders of the Offered ADSs, directly or through the Depositary, such reports, documents and other information described in the Registration Statement, the General Disclosure Package and the Prospectus in accordance with the procedures stated thereunder.

(k)        Restriction on Sale of Offered ADSs. During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of the Underwriter, (1) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or ADSs or any securities convertible into or exercisable or exchangeable for Common Stock or ADSs or file any registration statement under the 1933 Act with respect to any of the foregoing or (2) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock or ADSs, whether any such swap or transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock, ADS or other securities, in cash or otherwise. The foregoing sentence shall not (A) prevent the Company from entering into any agreement that contemplates the issuance of shares of Common Stock or ADSs, the making of any commitment to issue shares of Common Stock or ADSs, or the taking of any necessary steps to effect an issuance of shares of Common Stock or ADSs (including, without limitation, obtaining any required corporate approvals and making any necessary regulatory filings); provided that such issuance does not occur within the 90-day period or (B) apply to the Offered ADSs to be sold hereunder.

(l)         Reporting Requirements. The Company, during the period when a Prospectus relating to the Offered ADSs is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations.

(m)       Issuer Free Writing Prospectuses. The Company and each Guarantor and Warrant Holder agrees that, unless it obtains the prior written consent of the Underwriter, it will not make any offer relating to the Offered ADSs that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Underwriter will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule C-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Underwriter. The Company and each Guarantor and Warrant Holder represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Underwriter as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Underwriter and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(n)        Taxes. The Company, each Guarantor and each Warrant Holder agrees that all payments and fees due to the Underwriter under this Agreement, the Warrant Documents and the Underlying Warrant Agreements shall be made without withholding or deduction for or on account of any taxes, unless the Company, a Guarantor or a Warrant Holder, as the case may be, is compelled by law to deduct or withhold such taxes. In that event, the Company, such Guarantor or such Warrant Holder, as the case may be, will pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction will equal the amounts that would have been received if no withholding or deduction had been made, provided, however, that no such additional amounts shall be payable in respect of (i) any taxes imposed on the net income of the Underwriter and franchise taxes imposed on the Underwriter by the jurisdiction under the laws of which the Underwriter is organized or has its principal place of business, or (ii) any taxes imposed on the Underwriter by reason of any present or former connection between the Underwriter and the taxing jurisdiction, other than entering into this Agreement and receiving payments hereunder, or (iii) any taxes imposed or withheld by reason of the failure by the Underwriter to comply with a timely written request by the Company, a Guarantor or a Warrant Holder, as the case may be, to provide any written certification, information, documents or other evidence concerning the nationality, residence or identity of the Underwriters or to make any declaration or similar claim or satisfy any other reporting requirement relating to such matters (provided, that in no event shall the Underwriter’s obligation to satisfy such a requirement require the Underwriter to provide any materially more onerous certification, information, documents or other evidence than would be required to be provided had the Underwriter been required to file Internal Revenue Service Forms W-8BEN, W‑8BEN-E, W-8ECI, W-8EXP and/or W-8IMY). If any such taxes are collected by withholding or deduction, the Company, applicable Guarantor or applicable Warrant Holder, as the case may be, will upon timely written request provide to the Underwriter copies of documentation evidencing the transmittal to the proper authorities of such taxes. The Warrant Holders shall keep the Company harmless and reimburse to the Company any taxes paid by it, if any.

(o)        Warrant Documents and Underlying Warrant Agreement. Each of the Company and each Guarantor and Warrant Holder agrees to timely comply in all respects with its obligations under the Warrant Documents and Underlying Warrant Agreement.

SECTION 4.    Payment of Expenses.

(a)        Expenses. The Guarantors and the Warrant Holders, jointly and severally (or, in the event that this Agreement is terminated prior to the Closing Time, the Company), will pay, cause to be paid, or reimburse all reasonable and documented expenses incident to the performance of their obligations and the obligations of the Underwriter under this Agreement, the Deposit Agreement and the Warrant Documents and the transactions contemplated therein and by the Registration Statement, the General Disclosure Package and the Prospectus, including (i) the preparation, printing and filing of the Registration Statement (including financial statements, exhibits and all documents incorporated by reference therein) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriter of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and costs associated with electronic delivery of any of the foregoing by the Underwriter to investors, (iii) the preparation and delivery of the security entitlements for shares of Common Stock in the form of ADSs to the Underwriter, (iv) the fees and disbursements of Argentine, U.S. and Uruguayan counsel to the Company and Warrant Holders (Salaverri, Dellatorre, Burgio & Wetzler Malbrán, Cleary Gottlieb Steen & Hamilton LLP and Posadas, Posadas & Vecino), and Argentine and U.S. counsel to the Underwriter (Bruchou, Fernández Madero & Lombardi and Simpson Thacher & Bartlett LLP), accountants (Price Waterhouse & Co. S.R.L.) and other advisors, (v) the qualification of the Offered ADSs under all applicable securities laws, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection therewith, (vi) the fees and expenses of the Depositary and any transfer agent or registrar for the Offered ADSs and it or their counsel, (vii) the costs and expenses of the Company and the Underwriter relating to investor presentations on any “road show” undertaken in connection with the marketing of the Offered ADSs, including expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (viii) the fees and expenses incurred in connection with the listing of the Offered ADSs on the NYSE and the MERVAL, (ix) the costs and expenses (including any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Offered ADSs made by the Underwriter caused by a breach of the representation contained in the third sentence of Section 1(a)(ii), (x) any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance, deposit or delivery of the Common Stock by the Company, or by the Underwriter to the Warrant Holders in the manner contemplated by the Warrant Documents, and (xi) the fees, disbursements and Taxes, if any, of the Underwriter in connection with the BODEN Transactions.

(b)        Termination of Agreement. If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 5, Section 10(a)(i) or (iii), Section 11 or Section 12 hereof, the Company and the Guarantors and Warrant Holders shall reimburse the Underwriter for all reasonable and documented expenses of their out‑of‑pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter.

(c)        Allocation of Expenses. The provisions of this Section shall not affect any agreement that the Company, the Guarantors and the Warrant Holders may make for the sharing of such costs and expenses.

SECTION 5.    Conditions of Underwriter’s Obligations. The obligations of the Underwriter hereunder and under the Warrant Documents are subject to the accuracy of the representations and warranties of the Company, the Guarantors and the Warrant Holders contained herein or in certificates of any officer of the Company or on behalf of any Guarantor or Warrant Holder delivered pursuant to the provisions hereof, to the performance by the Company and each Guarantor and Warrant Holder of their respective covenants and other obligations hereunder, and to the following further conditions:

(a)        Effectiveness of Registration Statement. The Registration Statement has become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement, the F-6 Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information. The Warrant Holders shall have paid the required Commission filing fees relating to the Offered ADSs within the time period required by Rule 456(b)(1)(i) under the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(b)        Opinion of U.S. Counsel for Company, Guarantors and Warrant Holders. At the Closing Time, the Underwriter shall have received the favorable opinion, dated the Closing Time, of Cleary Gottlieb Steen & Hamilton LLP, U.S. counsel for the Company, Guarantors and Warrant Holders, in form and substance satisfactory to counsel for the Underwriter, to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriter may reasonably request.

(c)        Opinion of U.S. Counsel for Underwriter. At the Closing Time, the Underwriter shall have received the favorable opinion, dated the Closing Time, of Simpson Thacher & Bartlett LLP, U.S. counsel for the Underwriter with respect to matters as the Underwriter may require. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Underwriter. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.

(d)        Opinion of Argentine Counsel for Company, Guarantors and Warrant Holders. At the Closing Time, the Underwriter shall have received the favorable opinion, dated the Closing Time, of Salaverri, Dellatorre, Burgio & Wetzler Malbrán, Argentine counsel for the Company, Guarantors and Warrant Holders, in form and substance satisfactory to counsel for the Underwriter, to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriter may reasonably request.

(e)        Opinion of Argentine Counsel for Underwriter. At the Closing Time, the Underwriter shall have received the favorable opinion, dated the Closing Time, of Bruchou, Fernández Madero & Lombardi, Argentine counsel for the Underwriter with respect with respect to matters as the Underwriter may require. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of Argentina, upon the opinions of counsel satisfactory to the Underwriter. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.

(f)        Opinion of Uruguayan Counsel for Warrant Holders. At the Closing Time, the Underwriter shall have received the favorable opinion, dated the Closing Time, of Posadas, Posadas y Vecino, Uruguayan counsel for the Warrant Holders, to the effect set forth in Exhibit C hereto and to such further effect as counsel to the Underwriter may reasonably request.

(g)        Opinion of Counsel for Depositary. The Underwriter shall have received an opinion, dated the Closing Time, of Emmet, Marvin & Martin, LLP, U.S. counsel to the Depositary, substantially to the effect that:

(i)    the Deposit Agreement has been duly authorized, executed and delivered by the Depositary and constitutes a valid and legally binding agreement of the Depositary enforceable against the Depositary in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(ii)   when ADRs evidencing the Offered ADSs are executed and delivered by the Depositary against the deposit of shares in accordance with the provisions of the Deposit Agreement, such ADSs will be validly issued and will entitle the registered holders thereof to the rights specified in those ADRs and in the Deposit Agreement; and

(iii)  no stop order suspending the effectiveness of the F-6 Registration Statement has been issued.

(h)        Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriter shall have received a certificate of the Chief Executive Officer or the President of the Company and of the chief financial or chief accounting officer of the Company, dated the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(i)         Certificate of Guarantors and Warrant Holders. At the Closing Time, the Underwriter shall have received a certificate of an Attorney-in-Fact on behalf of each Guarantor and Warrant Holder, dated the Closing Time, to the effect that (i) the representations and warranties of each Guarantor and

Warrant Holder in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time and (ii) each Guarantor and Warrant Holder has complied with all agreements and all conditions on its part to be performed under this Agreement at or prior to the Closing Time.

(j)         Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Underwriter shall have received from Price Waterhouse & Co. S.R.L. a letter, dated such date, in form and substance satisfactory to the Underwriter, together with signed or reproduced copies of such letter for each Underwriter containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriter with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(k)        Bring-down Comfort Letter. At the Closing Time, the Underwriter shall have received from Price Waterhouse & Co. S.R.L. a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(l)         Approval of Public Offer and Listing. At the Closing Time, the Offered ADSs shall have been approved for listing on the NYSE and the underlying shares of Common Stock shall have been approved for public offering by the CNV and for listing by the MERVAL, subject only to official notice of issuance. The Offered ADSs will, as of the Closing Time, have been accepted for settlement through the facilities of The Depository Trust Company.

(m)     Lock-up Agreements. Prior to the filing of the Registration Statement or the Prospectus, the Underwriter shall have received an agreement substantially in the form of Exhibit D hereto signed by the persons listed on Schedule D hereto.

(n)      No Rating. Neither the Company nor its subsidiaries have any debt securities or preferred stock that are rated by any “nationally recognized statistical rating agency” (as defined in Section 3(a)(62) of the 1934 Act).

(o)        Notification and Approvals. The board of directors of each Warrant Holder shall have approved the exercise of the Warrants, the Offering and the Warrant Documents. The Warrant Holders, through the Underwriter, shall have provided to the Company the Warrant Exercise Notices pursuant to this Agreement and the Warrant Documents; the Company shall have instructed Caja de Valores to create the shares of Common Stock underlying the Warrants to the Underwriter and the Warrant Holders as set forth in the Warrant Documents; and Caja de Valores shall have provided a certificate of holding of such shares of Common Stock to the Underwriter and the board of directors of the Company shall have approved the issuance of the underlying shares of Common Stock as set forth in the Warrant Documents and the Company shall have instructed the Depositary to create the ADSs and transfer them to the Underwriter and the Warrant Holders.

(p)        Proceedings. No proceeding seeking to enjoin or otherwise prevent the consummation of or otherwise involving the transactions described in this Agreement, the Warrant Documents or the BODEN Documents shall have been commenced or shall be pending or threatened. The Underwriter shall not have received any third-party discovery requests, subpoenas or regulatory or other governmental requests for information relating to the transactions described in this Agreement, the Warrant Documents or the BODEN Documents, provided that in the reasonable judgment of the Underwriter such discover requests, subpoenas or other requests would adversely affect the Underwriter’s ability to consummate the Offering or the BODEN Transactions or would result in an adverse effect on the Underwriter.

(q)        Conditions to Purchase of Option ADSs. In the event that the Underwriter exercises its option provided in Section 2(b) hereof to purchase all or any portion of the Option ADSs, the representations and warranties of the Company, the Guarantors and the Warrant Holders contained herein and the statements in any certificates furnished by the Company, any of its subsidiaries, the Guarantors and the Warrant Holders hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Underwriter shall have received:

(i)         Officers’ Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

(ii)        Certificate of Guarantors and Warrant Holders. A certificate, dated such Date of Delivery, of an Attorney-in-Fact on behalf of each Guarantor and Warrant Holder confirming that the certificate delivered at the Closing Time pursuant to Section 5(f) remains true and correct as of such Date of Delivery.

(iii)       Opinion of U.S. Counsel for Company, Guarantors and Warrant Holders. The Underwriter shall have received the favorable opinion, dated as of the Date of Delivery, of Cleary Gottlieb Steen & Hamilton LLP, U.S. counsel for the Company, Guarantors and Warrant Holders, in form and substance satisfactory to counsel for the Underwriter, to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriter may reasonably request.

 (v)       Opinion of U.S. Counsel for Underwriter. The Underwriter shall have received the favorable opinion, dated as of the Date of Delivery, of Simpson Thacher & Bartlett LLP, U.S. counsel for the Underwriter with respect to matters as the Underwriter may require. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Underwriter. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.

(vi)       Opinion of Argentine Counsel for Company, Guarantors and Warrant Holders. The Underwriter shall have received the favorable opinion, dated as of the Date of Delivery, of Salaverri, Dellatorre, Burgio & Wetzler Malbrán, Argentine counsel for the Company, Guarantors and Warrant Holders, in form and substance satisfactory to counsel for the Underwriter, to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriter may reasonably request.

(viii)     Opinion of Argentine Counsel for Underwriter. The Underwriter shall have received the favorable opinion, dated as of the Date of Delivery, of Bruchou, Fernández Madero & Lombardi, Argentine counsel for the Underwriter with respect with respect to matters as the Underwriter may require. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of Argentina, upon the opinions of counsel satisfactory to the Underwriter. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.

(ix)       Opinion of Uruguayan Counsel for Warrant Holders. The Underwriter shall have received the favorable opinion, dated as of the Date of Delivery, of Posadas, Posadas & Vecino, Uruguayan counsel for the Underwriter with respect with respect to matters as the Underwriter may require.

(x)        Bring-down Comfort Letter. If requested by the Underwriter, a letter from Price Waterhouse & Co. S.R.L., in form and substance satisfactory to the Underwriter and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Underwriter pursuant to Section 5(g) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(r)        Additional Documents. At the Closing Time and at each Date of Delivery (if any) counsel for the Underwriter shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Offered ADSs as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company, the Guarantors and the Warrant Holders in connection with the issuance and sale of the Offered ADSs as herein contemplated shall be satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

(s)        Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option ADSs on a Date of Delivery which is after the Closing Time, the obligations of Underwriter to purchase the relevant Option ADSs, may be terminated by the Underwriter by notice to the Company and the Warrant Holders at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 4, 6, 7, 8, 9, 15, 16 and 17 shall survive any such termination and remain in full force and effect.

SECTION 6.    Indemnification.

(a)        Indemnification of Underwriter. The Company agrees to indemnify and hold harmless the Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)         against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the Offering (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, Prospectus or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)        against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Company and the Warrant Holders;

(iii)       against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

(iv)       against any and all loss, liability, claim, damage and expense whatsoever, as incurred, based upon the transactions contemplated by this Agreement or the carrying out of the Underwriter’s obligations hereunder or any claim, litigation, investigation or administrative, judicial, or regulatory actions or proceedings relating to the foregoing regardless of whether the Underwriter is a party thereto; provided that the foregoing indemnity shall not apply to any loss, liability, claim, damage and expense arising from or related to the transactions contemplated by the Warrant Documents or the BODEN Documents;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto)the Underwriter Information.

(b)        Indemnification of Underwriter by Guarantors and Warrant Holders. Each Guarantor and Warrant Holder agrees to indemnify and hold harmless the Underwriter, its Affiliates and selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)         to the extent and in the manner set forth in clauses (a)(i), (ii) and (iii) above; and

(ii)        against any and all loss, liability, claim, damage and expense whatsoever, as incurred, based upon the transactions contemplated by this Agreement, the Warrant Documents or the BODEN Documents or the carrying out of the Underwriter’s obligations hereunder or any claim, litigation, investigation or administrative, judicial, or regulatory actions or proceedings relating to the foregoing regardless of whether the Underwriter is a party thereto.

(c)        Indemnification of Company, Directors and Officers, Guarantors and Warrant Holders. The Underwriter agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Guarantor and Warrant Holder and each person, if any, who controls any Warrant Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(d)        Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) and 6(b) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(c) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e)        Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(f)        Other Agreements with Respect to Indemnification. The provisions of this Section shall not affect any agreement among the Company, the Guarantors or the Warrant Holders with respect to indemnification of the Company by the Guarantors and the Warrant Holders.

SECTION 7.    Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Guarantors and the Warrant Holders, on the one hand, and the Underwriter, on the other hand, from the Offering pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Guarantors and the Warrant Holders, on the one hand, and of the Underwriter, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, the Guarantors and the Warrant Holders, on the one hand, and the Underwriter, on the other hand, in connection with the Offering pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds and shares of Common Stock received by the Company, the Guarantors and the Warrant Holders from the Offering pursuant to this Agreement (before deducting expenses), on the one hand, and the total underwriting discount received by the Underwriter, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Offered ADSs as set forth on the cover of the Prospectus.

The relative fault of the Company, the Guarantors and the Warrant Holders, on the one hand, and the Underwriter, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Guarantors or the Warrant Holders or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Guarantors, the Warrant Holders and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriter were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the underwriting commissions received by the Underwriter in connection with the Shares underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and the Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or any Warrant Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or such Warrant Holder, as the case may be. The Underwriter’s obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial ADSs set forth opposite their respective names in Schedule A hereto and not joint.

The provisions of this Section shall not affect any agreement among the Company, the Guarantors and the Warrant Holders with respect to contribution.

SECTION 8.    Guaranty. For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and in order to induce the Underwriter to enter into this Agreement, the Warrant Documents and the BODEN Documents, pursuant to the terms and conditions herein set forth, each Guarantor hereby unconditionally and irrevocably guarantees, as principal obligor, on a joint and several basis with the respective Warrant Holder that each Guarantor controls, to the Underwriter the prompt and full payment and performance of the obligations described below (collectively called the “Guaranteed Obligations”). The obligations of the Guarantors in this Section are referred to as the “Guaranty.”

(a)        Each Guarantor hereby unconditionally and irrevocably guarantees to the Underwriter the punctual payment when due, whether by lapse of time, or otherwise, of all the obligations under this Agreement, the Warrant Agreement and the BODEN Documents by the Guarantor that each Warrant Holder controls, including pursuant to Section 4 and Section 7. This Guaranty covers the financial obligations presently outstanding and the financial obligations arising subsequent to the date hereof. The guaranty of each Guarantor as set forth in this Section is a continuing guaranty of payment and not a guaranty of collection. Without limitation of the foregoing, each Guarantor shall be liable for, and the Guaranteed Obligations shall include, the punctual payment of all fees, costs, expenses, taxes and indemnification amounts which may now or hereafter be due or owing, or its respective Warrant Holder is obligated to pay, pursuant to any document, instrument or agreement evidencing or governing the Guaranteed Obligations, until the Guaranteed Obligations are paid and satisfied in full.

(b)        Each Guarantor also hereby unconditionally and irrevocably guarantees to the Underwriter the timely performance of all other obligations by its related Warrant Holder (including pursuant to Section 2) under this Agreement, the Warrant Documents and the BODEN Documents, including that each Warrant Holder will duly and punctually perform and observe all terms, covenants and conditions of this Agreement, the Warrant Documents and the BODEN Documents.

(c)        Each Guarantor also hereby unconditionally and irrevocably guarantees payment of, and agrees to indemnify and hold harmless the Underwriter for, from and against, any and all losses, damages or liability which may be suffered or incurred by, imposed on or awarded against the Underwriter as a result of:

(i)         fraud by any Guarantor in connection with this Agreement, the Warrant Documents, the BODEN Documents or any documents provided in connection herewith or therewith;

(ii)        misrepresentation or breach of warranty by any Guarantor in connection with this Agreement, the Warrant Documents, the BODEN Documents or any documents provided in connection herewith or therewith;

(iii)       any acts of any Guarantor taken in bad faith with the intent to hinder, delay or interfere with the exercise by the Underwriter of any rights and remedies under this Agreement, the Warrant Documents, the BODEN Documents or any documents provided in connection herewith or therewith.

(d)        The Guaranty is an absolute, irrevocable and unconditional guaranty of payment and performance, and each Guarantor shall be liable for the payment and performance of the Guaranteed Obligations of the respective Warrant Holder as a primary obligor. This Guaranty shall be effective as a waiver of, and Guarantor hereby expressly waives, any right to which Guarantors may otherwise have been entitled, whether existing under statute, at law or in equity, to require the Underwriter to take prior recourse or proceedings against any collateral, security or person. It shall not be necessary for the

Underwriter, in order to enforce such payment or performance by the Guarantors, first to institute suit or pursue or exhaust any rights or remedies against the respective Warrant Holder or other person liable on such indebtedness or for such performance, or to enforce any rights against any security given to secure such indebtedness or performance, or to join the respective Warrant Holder or any other person liable for the payment or performance of the Guaranteed Obligations or any part thereof in any action to enforce the Guaranty, or to resort to any other means of obtaining payment or performance of the Guaranteed Obligations. Suit may be brought or demand may be made against a Guarantor or against its respective Warrant Holder, separately or together, without impairing the rights of the Underwriter against any party hereto.

(e) Each Guarantor agrees that neither the Underwriter’s rights or remedies nor such Guarantor’s obligations under the terms of this Guaranty shall be released, diminished, impaired, reduced or affected by any one or more of the following events, actions, facts, or circumstances, and each Guarantor waives, to the full extent permitted by law, any rights, claims or defenses arising from any such events, actions, facts, or circumstances, and the liability of such Guarantor under this Guaranty shall be absolute, unconditional and irrevocable, irrespective of:

(i)         any claim or defense that this Guaranty was made without consideration or is not supported by adequate consideration or that the obligations of Guarantor hereunder exceed or are more burdensome than those of the Warrant Holders under this Agreement, the Warrant Documents and the BODEN Documents;

(ii)        the release or taking or accepting of any other security or guaranty for, or right of recourse with respect to, any or all of the Guaranteed Obligations;

(iii)       the operation of any statutes of limitations or other laws regarding the limitation of actions, all of which are hereby waived as a defense to any action or proceeding brought by the Underwriter against such Guarantor;

(iv)       whether express or by operation of law, any partial release of the liability of such Guarantor hereunder (except to the extent expressly so released);

(v)        any neglect, lack of diligence, delay, omission, failure, or refusal of the Underwriter to take or prosecute (or in taking or prosecuting) any action for the collection or enforcement of any of the Guaranteed Obligations, or to foreclose or take or prosecute any action to foreclose (or in foreclosing or taking or prosecuting any action to foreclose) upon any security therefor, or to exercise (or in exercising) any other right or power with respect to any security therefor, or to take or prosecute (or in taking or prosecuting) any action in connection with this Agreement, the Warrant Documents or the BODEN Documents;

(vi)       the existence of any claim, counterclaim, set-off or other right that such Guarantor may at any time have against the Underwriter or any other person;

(vii)      any other condition, event, omission, action or inaction that would in the absence of this Subsection result in the release or discharge of Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Guaranty or any other agreement;

(viii)     such Guarantor waives notice of receipt and acceptance of this Guaranty by the Underwriter; and

(ix)       any exception that is waivable under applicable law.

(f) Each Guarantor agrees hereby irrevocably and unconditionally waives: (a) the right to invoke any defense of payment impossibility (including, without limitation, any defense under Section 1091 of the Argentine Civil and Commercial Code or impossibility of paying in Dollars or other non-Argentine currency, which the Guarantors expressly state that does not apply to this Agreement (and assuming liability for any force majeure or act of God); (b) all rights and benefits set forth in the following provisions of Argentine law (which the Guarantors expressly state that do not apply to this Agreement): (i) Sections 1583, 1584 d) and 1589 of the Argentine Civil and Commercial Code; and (c) to the extent that each Guarantor may be entitled to the benefit of any provision of law requiring plaintiff in any suit, action or proceeding brought in a court of the Republic of Argentina or other jurisdiction arising out of or in connection with this guaranty or this Agreement or the transactions contemplated hereby or thereby, to post security for litigation costs or otherwise post a performance bond or guaranty (“caution judicatum solvi” or “excepción de arraigo”), or to take any similar action, each Guarantor hereby waives such benefit, in each case to the fullest extent now or hereafter permitted under the laws of the Republic of Argentina or, as the case may be, such other jurisdiction.

It is the intent of each Guarantor and the Underwriter that the obligations and liabilities of each Guarantor hereunder are absolute, irrevocable and unconditional and that until the Guaranteed Obligations are fully and finally paid and performed, and not subject to refund or disgorgement, the obligations and liabilities of such Guarantor hereunder shall not be discharged or released, in whole or in part, by any act or occurrence that might, but for the provisions of this Guaranty, be deemed a legal or equitable discharge or release of a guarantor.

SECTION 9.    Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries, the Guarantors or the Warrant Holders submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, any person controlling the Company or any person controlling any Warrant Holder and (ii) delivery of and payment for the Offered ADSs.

SECTION 10.  Termination of Agreement.

(a)        Termination. The Underwriter may terminate this Agreement, by notice to the Company and the Warrant Holders, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Underwriter, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the financial markets in Argentina, the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriter, impracticable or inadvisable to proceed with the completion of the Offering or to enforce contracts for the sale of the Offered ADSs, (iii) if there has occurred any change, or development involving a prospective change, in Argentine taxation affecting the Company, the Common Stock or the ADSs, (iv) if there has occurred any material change in the currency exchange rate between the U.S. dollar and the Peso, (v) if there has occurred a general moratorium on commercial banking activities declared by U.S. federal, New York State or Argentine authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States or Argentina, or the United States or Argentina impose new exchange controls, (vi) if trading in any securities of the Company has been suspended or materially limited by the Commission, the NYSE, the CNV, or the MERVAL, (vii) if trading generally on the NYSE MKT, the NYSE or the MERVAL has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, (viii) a material disruption has occurred in commercial banking or securities settlement or clearance services in Argentina, the United States or with respect to Clearstream or Euroclear systems in Europe, or (ix) if a banking moratorium has been declared by any Argentine, U.S. federal or New York authorities.

(b)        Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 4, 6, 7, 8, 15, 16 and 17 shall survive such termination and remain in full force and effect.

SECTION 11.  Default by the Warrant Holders or the Company. If the Warrant Holders or the Company shall fail at the Closing Time or a Date of Delivery, as the case may be, to sell the number of Offered ADSs that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7, 8, 15, 16 and 17 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Warrant Holders or the Company from liability, if any, in respect of such default.

SECTION 12.  Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to Merrill Lynch at One Bryant Park, New York, New York 10036, attention of Syndicate Department (facsimile: (646) 855-3073), with a copy to ECM Legal (facsimile: (212) 230-8730); notices to the Company shall be directed to it at Ortiz de Ocampo 3302, Building #4, C1425DSR, City of Buenos Aires, Argentina, attention of Gerardo Paz; notices to the Warrant Holders shall be directed to Estudio Posadas, Posadas & Vecino, Mones Roses 6937, Montevideo 11500, attention of Germán Pérez and Eduardo Ferrari; and notices to the Guarantors shall be directed to Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York 10006, attention of Juan Giráldez.

SECTION 13.  No Advisory or Fiduciary Relationship. The Company, each Guarantor and each Warrant Holder acknowledges and agrees that (a) the purchase and sale of the Offered ADSs pursuant to this Agreement, including the determination of the initial public offering price of the Offered ADSs and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, the Guarantors and the Warrant Holder, on the one hand, and the Underwriter, on the other hand, (b) in connection with the Offering and the process leading thereto, the Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its subsidiaries, any Guarantor or any Warrant Holder, or its respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company, any Guarantor or any Warrant Holder with respect to the Offering or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company, any of its subsidiaries, any Guarantor or any Warrant Holder on other matters) and no Underwriter has any obligation to the Company, any Guarantor or any Warrant Holder with respect to the Offering except the obligations expressly set forth in this Agreement, (d) the Underwriter and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company, each Guarantors and each Warrant Holder, and (e) the Underwriter has not provided any legal, accounting, regulatory or tax advice with respect to the Offering and the Company and each Guarantor and each

Warrant Holder has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 14.  Parties. This Agreement shall each inure to the benefit of and be legally binding upon the Underwriter, the Company, the Guarantors and the Warrant Holders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter, the Company, the Guarantors and the Warrant Holders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter, the Company, the Guarantors and the Warrant Holders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Offered ADSs from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15.  Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), each of the Guarantors and Warrant Holders and the Underwriter hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 16.  GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 17.  Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement, the Warrant Documents, the Underlying Warrant Agreements or the transactions contemplated hereby and thereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and the Underwriter, the Company, each Warrant Holder and each Guarantor irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The Underwriter, the Company, each Warrant Holder and each Guarantor irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. The Company, each Warrant Holder and each Guarantor not located in the United States irrevocably appoints CT Corporation, 111 Eighth Avenue, 13th Floor, New York, New York 10011 as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York. With respect to any Related Proceeding, the Underwriter, the Company, each Warrant Holder and each Guarantor irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

SECTION 18.  TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 19.  Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 20.  Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 21.  Judgment Currency.

(a)        The obligation of the Company and each Guarantor and Warrant Holders in respect of any sum due to the Underwriter shall, notwithstanding any judgment in a currency other than U.S. dollars or any other applicable currency (the “Judgment Currency”), not be discharged until the first business day, following receipt by the Underwriter of any sum adjudged to be so due in the Judgment Currency, on which (and only to the extent that) the Underwriter may in accordance with normal banking procedures purchase U.S. dollars or any other applicable currency with the Judgment Currency; if the U.S. dollars or other applicable currency so purchased are less than the sum originally due to the Underwriter hereunder, the Company and each Guarantor and Warrant Holders agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Underwriter against such loss. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

(b)        The Company and each Guarantor and Warrant Holder further agrees that, notwithstanding any applicable restriction or prohibition on access to the foreign exchange market in Argentina or Uruguay, any and all amounts payable by the Company or any of the Guarantor or Warrant Holders to the Underwriter and/or any Indemnified Person hereunder shall be paid in U.S. dollars. In the event of the existence of any such restriction or prohibition, the Company or each the Warrant Holders shall, at its own expense, obtain U.S. dollars to satisfy its payment obligations hereunder, to the extent permitted by applicable law, by:

(i)         purchasing, with Pesos, of any series of Argentine public debt instruments denominated in U.S. dollars or any other public or private bond or tradable security issued in Argentina and denominated in U.S. dollars, and subsequent transfer and sale of any such security, outside of Argentina, in exchange for U.S. dollars; or

(ii)        purchasing U.S. dollars in New York City, London or any other city or market in which U.S. dollars may be purchased, with any legal tender; or

(iii)       acquiring U.S. dollars through any other legal mechanism for the acquisition of U.S. dollars in any exchange market.

(c)        In the event any of such transactions to obtain U.S. dollars is required to be undertaken by the Company or any of the Guarantors or Warrant Holders, amounts due hereunder shall accrue interest until payment is made in U.S. dollars as set forth herein. Nothing contained herein shall relieve the Company, the Guarantors or the Warrant Holders of its obligation to make payments hereunder in U.S. dollars, for any reason whatsoever, including, without limitation, any of the following circumstances:

(i)         the purchase of U.S. dollars in Argentina is more onerous or burdensome for the Company or such Guarantor or Warrant Holder than as of the date hereof;

(ii)        the exchange rate in effect in Argentina increases significantly from the rate in effect as of the date of the date hereof; or

(iii)       the ability of the Company or any Guarantor or Warrant Holder to satisfy its payment obligations hereunder in Pesos, pursuant to Section 765 of the Argentine Civil and Commercial Code sanctioned by Law No. 26,994 and/or any other applicable regulations or general principles under Argentine law.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Underwriter a counterpart hereof, whereupon this instrument, along with all counterparts, will become a legally binding agreement among the Underwriter, the Company, the Guarantors and the Warrant Holders in accordance with its terms.

Very truly yours,

PAMPA ENERGÍA S.A.

By: /s/ Gustavo Mariani
     Name: Gustavo Mariani
     Title: Chairman

[Signature Page to Underwriting Agreement]

MARCELO MINDLIN
   as Guarantor

/s/ Gustavo Mariani
Attorney-in-fact

MINDLIN WARRANTS S.A.

By:/s/ Gustavo Mariani

     Name: Gustavo Mariani

     Title: Attorney-in-fact

[Signature Page to Underwriting Agreement]

DAMIÁN MINDLIN
   as Guarantor

/s/ Gustavo Mariani
Attorney-in-fact

DM WARRANTS S.A.

By:/s/ Gustavo Mariani
     Name: Gustavo Mariani
     Title: Attorney-in-fact

[Signature Page to Underwriting Agreement]

GUSTAVO MARIANI
   as Guarantor

/s/ Gustavo Mariani

GMA WARRANTS S.A.

By:/s/ Gustavo Mariani
     Name: Gustavo Mariani
     Title: Attorney-in-fact

[Signature Page to Underwriting Agreement]

RICARDO TORRES
   as Guarantor

/s/ Ricardo Torres

RT WARRANTS S.A.

By:/s/ Ricardo Torres
     Name: Ricardo Torres
     Title: Attorney-in-fact

[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED,
            as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By: /s/ Mary Ann Deignan

       Name: Mary Ann Deignan

       Title: Managing Director

(PLACE STAMP AND SEAL ABOVE)

STATE OF NEW YORK	)
) ss
COUNTY OF NEW YORK	)

On the ____ day of _______, 2015, before me personally came _____________________, who is personally known to me to be the _____________________ of MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED; who, being duly sworn, did depose and say that he is the _____________________ of such entity, the entity described in and which executed the foregoing instrument; that he executed and delivered said instrument and that he acknowledged said instrument to be the free act and deed of said entity.

Notary Public

(PLACE STAMP AND SEAL ABOVE)

[Signature Page to Underwriting Agreement]

SCHEDULE A

The public offering price per ADS for the Offered ADSs shall be U.S.$21.50.

The purchase price per ADS for the Offered ADSs to be paid by the Underwriter shall be U.S.$20.855, subject to adjustment in accordance with Section 2(b) for dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Name of Underwriter	Number of shares of Common Stock to be issued by Company under the Warrants	Number of Initial ADSs
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Total	381,548,564	3,478,261

Sch A-1

SCHEDULE B

	Number of Initial ADSs to be Sold	Maximum Number of Option ADSs to be Sold
Mindlin Warrants S.A.	2,208,696	331,304
DM Warrants S.A.	478,261	71,739
GMA Warrants S.A.	478,261	71,739
RT Warrants S.A.	313,043	46,957
Total	3,478,261	521,739

Sch B - 1

SCHEDULE C-1

Pricing Terms

1.   The Company is issuing 381,548,564 shares of Common Stock in the form of ADSs (which is equal to 15,261,942 ADSs).

2.   The Warrant Holders are selling 86,956,525 shares of Common Stock in the form of ADSs (which is equal to 3,478,261 ADSs).

3.   The Warrant Holders have granted an option to the Underwriter, severally and not jointly, to purchase up to an additional 13,043,475 shares of Common Stock in the form of ADSs (which is equal to 521,739 ADSs).

4.   The initial public offering price per ADS for the Offered ADSs is U.S.$21.50.

5.   The commission to be paid to the Underwriter is U.S.$2,243,478 (or U.S.$0.645 per ADS).

Sch C - 3

SCHEDULE C-2

Free Writing Prospectuses

1.      Electronic roadshow presentation, dated November 23, 2015

Sch C - 3

SCHEDULE D

List of Persons Subject to Lock-up

Gustavo Mariani

Ricardo Alejandro Torres

Marcos Marcelo Mindlin

Damián Miguel Mindlin

Sch D - 1

Exhibit A

FORM OF OPINION OF COMPANY’S U.S. COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(b)

[See attached]

Exhibit B

FORM OF OPINION OF COMPANY’S ARGENTINE COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(d)

[See attached]

Exhibit C

FORM OF OPINION OF COMPANY’S URUGUAYAN COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(e)

[See attached]

Exhibit D

[Form of lock-up from stockholders pursuant to Section 5(k)]

 November __, 2015

Merrill Lynch, Pierce, Fenner & Smith
              Incorporated,

One Bryant Park
New York, New York 10036

Re:       Proposed Public Offering of ADSs of Pampa Energía S.A.

Dear Sirs:

The undersigned, a stockholder and an officer and/or director of Pampa Energía S.A., Argentina corporation (the “Company”), understands that Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) propose(s) to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company, the Guarantors and the Warrant Holders providing for the public offering of shares of the Company’s common stock par value of one (1) Peso (“Ps.” or “peso”) per share (the “Common Stock”). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder and an officer and/or director of the Company, as applicable, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Underwriter to be named in the Underwriting Agreement that, during the period beginning on the date hereof and ending on the date that is 90 days from the date of the Underwriting Agreement (subject to extensions as discussed below), the undersigned will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of the Company’s Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Offered ADSs”), or exercise any right with respect to the registration of any of the Lock-up Offered ADSs, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Offered ADSs, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Offered ADSs without the prior written consent of Merrill Lynch, provided that (1) Merrill Lynch receives a signed lock-up agreement for the balance of the lockup period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Exchange Act of 1934, as amended, and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i)         as a bona fide gift or gifts; or

(ii)        to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iii)       as a distribution to limited partners or stockholders of the undersigned; or

(iv)       to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned.

Furthermore, the undersigned may sell shares of Common Stock of the Company purchased by the undersigned on the open market following the Public Offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Offered ADSs except in compliance with the foregoing restrictions.

Very truly yours,

Signature:

Print Name: